 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2005

INNOCAP, INC.

(Exact name of registrant as specified in its charter)

Nevada ------------------------------- (State or other jurisdiction of incorporation)	000-50612 ------------- (Commission File Number)	01-0721929 -------------- (IRS Employer Identification No.)

5675B Baldwin Court

Norcross, GA 30071

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 770-378-4180

 (Former Name or Former Address, If Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	On July 20, 2005, the Board of Directors of Innocap, Inc, (“Registrant”), dismissed Sherb & Co. LLP (“Sherb”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)

Sherb’s reports on the Registrant’s financial statements as of and for the years ended January 31, 2005 and the period from January 23, 2004 (Inception) through January 31, 2004  did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

(c)

During the Registrant’s two most recent fiscal years and through August 11, 2005, there were no disagreements with the Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s two most recent fiscal years nor through August 11, 2005.

(d)

The Registrant has engaged Most & Company, LLP (“Mostco”) to serve as its independent public accounting firm. During the two years ended December 31, 2004 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Mostco provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(f)

The Registrant has requested that Sherb furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such request was made on August __, 2005 and no response has been received.  If and when a response is received,  it will be filed in Amended Form 8-K as Exhibit 16.1 thereto.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocap, Inc. /s/ B. Alva Schoomer -------------------------------- Name: B. Alva Schoomer Title: Chief Executive Officer

Date: August 11, 2005

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